Exhibit 99.1

Red Rock Resorts Announces the Reinstatement of its Quarterly Dividend and the

Declaration of a Dividend

LAS VEGAS, February 18, 2022—Red Rock Resorts, Inc. (“Red Rock Resorts,” or the “Company”) (NASDAQ: RRR) today announced the reinstatement of the Company’s regular quarterly dividend. On February 17, 2022, the Company’s Board of Directors approved the reinstatement of the Company’s regular quarterly dividend, which had been discontinued in 2020 as a result of the pandemic, and declared a quarterly cash dividend of $0.25 per share of Class A Common Stock, to be paid on March 31, 2022 to shareholders of record as of March 15, 2022. The Company’s quarterly dividend prior to its suspension in 2020 was $0.10 per share.

Prior to the payment of the dividend on March 31, 2022, Station Holdco LLC (“Station Holdco”) will make a cash distribution to all unit holders of record, including the Company, of $0.25 per unit for a total distribution of approximately $27.6 million, approximately $16.1 million of which is expected to be distributed to the Company and approximately $11.5 million of which is expected to be distributed to the other unit holders of record of Station Holdco.

The declaration, amount and payment of any future dividends on shares of Class A Common Stock will be at the sole discretion of the Company’s Board of Directors and the Company may reduce or discontinue entirely the payment of such dividends at any time. The Company’s Board of Directors may take into account general and economic condition and the Company’s financial condition and operating results, available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and implications on the payment of dividends by the Company to its stockholders or by the Company’s subsidiaries to the Company, and such other factors as the Company’s Board of Directors may deem relevant.

Company Information and Forward Looking Statements

Red Rock Resorts is a holding company that owns an indirect equity interest in and manages Station Casinos LLC (“Station Casinos”). Station Casinos is the leading provider of gaming and entertainment to the residents of Las Vegas, Nevada. Station Casinos’ properties, which are located throughout the Las Vegas valley, are regional entertainment destinations and include various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering. Station Casinos owns and operates Red Rock Casino Resort Spa, Green Valley Ranch Resort Spa Casino, Palace

Station Hotel & Casino, Boulder Station Hotel & Casino, Sunset Station Hotel & Casino, Santa Fe Station Hotel & Casino, Wildfire Rancho, Wildfire Boulder, Wild Wild West Gambling Hall & Hotel, Wildfire Sunset, Wildfire Valley View, Wildfire Anthem and Wildfire Lake Mead. Station Casinos also owns Texas Station Gambling Hall & Hotel, Fiesta Rancho Casino Hotel and Fiesta Henderson Casino Hotel, which have been closed since March 2020, and owns a 50% interest in Barley’s Casino & Brewing Company, Wildfire Casino & Lanes and The Greens.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. These forward looking statements can often be identified by their use of words such as “will”, “might”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “would”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”, “pursue”, “should”, “may” and “assume”, or the negative thereof, as well as variations of such words and similar expressions referring to the future. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Certain important factors, including but not limited to, financial market risks, could cause our actual results to differ materially from those expressed in our forward-looking statements. Further information on potential factors which could affect our financial condition, results of operations and business includes, without limitation, the extent and duration of the impact of the COVID-19 pandemic on the Company’s business, financial results and liquidity and on general economic conditions, discretionary spending and consumer demand; the impact of our substantial indebtedness; the effects of local and national economic, credit and capital market conditions on consumer spending and the economy in general, and on the gaming and hotel industries in particular; the effects of competition, including locations of competitors and operating and market competition; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; risks associated with construction projects, including disruption of our operations, shortages of materials or labor, unexpected costs, unforeseen permitting or regulatory issues and weather; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; acts of war or terrorist incidents, natural disasters or civil unrest; risks associated with the collection and retention of data about our customers, employees, suppliers and business partners; and other risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and in the Company’s other current and periodic reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements in this document are made based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

View source version on http://redrockresorts.investorroom.com/:

INVESTORS:

Stephen L. Cootey

Stephen.Cootey@redrockresorts.com

(702) 495-4214

MEDIA:

Michael J. Britt

Michael.Britt@redrockresorts.com

(702) 495-3693